Exhibit 24.1

SUBSTITUTE POWER OF ATTORNEY

Pursuant to the terms of certain Powers of Attorney (the “Powers of Attorney”), the undersigned, Stephen A. Trowbridge, was appointed a true and lawful attorney-in-fact, with full power of substitution, to do and perform every act and thing whatsoever requisite, necessary or proper to be done in the exercise of the rights and powers granted in such Powers of Attorney, by certain officers and directors of AngioDynamics, Inc. (the “Company”), including Jan S. Reed (the “PoA Party”).

Additionally, the Powers of Attorney ratified and confirmed all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, lawfully do or cause to be done by virtue of the Powers of Attorney and the rights and powers granted therein.

In accordance with the authority granted under the Powers of Attorney, including the power of substitution, the undersigned hereby appoints Lawrence T. Weiss as a substitute attorney-in-fact, on behalf of the PoA Party, to exercise and execute all of the powers granted or conferred in the applicable Power of Attorney. By his signature as an attorney-in-fact to this Substitute Power of Attorney, Lawrence T. Weiss accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his capacity as an attorney-in-fact. This Substitute Power of Attorney supersedes any and all prior Substitute Powers of Attorney whereby Stephen A. Trowbridge appointed any individual as a substitute attorney-in-fact on behalf of the PoA Party under the authority granted under the Powers of Attorney.  This Substitute Power of Attorney shall remain in full force and effect until the earlier of (i) such time as this Substitute Power of Attorney is revoked by the undersigned, Stephen A. Trowbridge, or by the PoA Party, (ii) such time as this Substitute Power of Attorney is superseded by a new substitute power of attorney regarding the purposes outlined herein dated as of a later date, or (iii) such time as the PoA Party is no longer required to file Forms 3, 4, and 5 with respect to such PoA Party’s holdings of and transactions in securities issued by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Substitute Power of Attorney this 20th day of January, 2025.

By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge Attorney-in-Fact

I accept this appointment and substitution:	/s/ Lawrence T. Weiss
Lawrence T. Weiss